As filed with the Securities and Exchange Commission on January 25, 2019

Registration No. 333-228965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCUR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2735766
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 210, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

CCUR Holdings, Inc. Amended and Restated

2011 Stock Incentive Plan
(Full title of the plan)

Heather Asher

General Counsel

CCUR Holdings, Inc.

4375 River Green Parkway

Duluth, Georgia 30096
(Name and address of agent for service)

(770) 305-6796

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On December 21, 2018, CCUR Holdings, Inc., a Delaware Corporation (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-228965) (the “Form S-8”) registering 900,000 shares of the Registrant’s common stock, par value $0.01 per share, to be issued pursuant to the CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (such plan, formerly known as the Concurrent Computer Corporation 2011 Stock Incentive Plan).

The Registrant is amending the Form S-8 solely to correct a clerical error in the consent of Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm through the period ending September 30, 2017, that was filed as Exhibit 23.3 to the Form S-8. We have included as Exhibit 23.3 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected version of the consent of Deloitte & Touche LLP, executed on December 21, 2018.

1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina on this 25th day of January, 2019.

CCUR HOLDINGS, INC.

By:	/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Interim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 25th day of January, 2019.

Signature	Title

/s/ Wayne Barr, Jr.	Executive Chairman of the Board
Wayne Barr

/s/ Wayne Barr, Jr.	Interim President and Chief Executive Officer and Director
Wayne Barr, Jr.	(Principal Executive Officer)

*	Chief Financial Officer
Warren Sutherland	(Principal Financial Officer and Principal Accounting Officer)

*	Director
David Nicol

*	Director
Steven G. Singer

*By:	/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Attorney-in-Fact

2

EXHIBIT INDEX

Exhibit No	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-62440)).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Proxy on Form DEFR14A filed on June 2, 2008 (File No. 001-13150)).

4.3	Certificate of Amendment to its Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 30, 2011 (File No. 000-13150)).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 9, 2011 (File No. 000-13150)).

4.5	Certificate of Correction to Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (File No. 000-13150)).

4.6	Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock (incorporated by reference to the Form 8-A/A, dated August 9, 2002) (File No. 000-13150).

4.7	Amendment to Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock (incorporated by reference to the Form 8-A/A, dated August 9, 2002) (File No. 000-13150).

4.8	Certificate of Designations of Series B Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 1, 2016).

4.9	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 7, 2016).

4.10	Certificate of Elimination of Series B Participating Preferred Stock of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 7, 2016).

4.11	Certificate of Amendment to the Restated Certificate of Incorporation of Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 31, 2017).

4.12	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2018).

4.13	Certificate of Amendment to Restated Certificate of Incorporation dated as of January 2, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2018).

4.14	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-13150)).

4.15	Certificate of Amendment to Restated Certificate of Incorporation dated as of November 8, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 13, 2018).

4.16	Form of Series B Participating Preferred Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-37706)).

5.1*	Opinion of Heather Asher, general counsel of the Registrant.

10.1	CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference from Appendix B to the Definitive Proxy Statement on Schedule 14A filed on October 15, 2018) (File No. 001-13395)

23.1*	Consent of Marcum LLP

23.2*	Consent of Heather Asher, general counsel of the Registrant (previously included as Exhibit 5.1 to the Registration Statement on Form S-8 (Registration No. 333-228965) filed on December 21, 2018).

23.3**	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (previously included on the signature page to the Registration Statement on Form S-8 (Registration No. 333-228965) filed on December 21, 2018).

*	Filed previously

**	Filed herewith

3